UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 8, 2015

Grandparents.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

589 Eighth Avenue, 6th Floor New York, New York		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 646-839-8800

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 8, 2015, Grandparents.com, Inc. (the “Company”) and VB Funding, LLC (the “Lender”), entered into a credit agreement (the “Credit Agreement”), which provides for a multi-draw term loan credit facility (the “Loan”) in an aggregate amount not to exceed $8,000,000. The Loan will be advanced in two disbursements, with the initial amount of $5,000,000 (which includes the $1,000,000 amount previously funded on May 18, 2015 pursuant to that certain bridge note made on May 18, 2015 (the “Bridge Loan”)) disbursed by the Lender at the time of closing of the Credit Agreement. The second disbursement may be made at the Company’s discretion, in an amount up to $3,000,000 (the “Second Disbursement”) at any time on or prior to January 29, 2016.

The Company intends to use borrowings under the Credit Agreement to fund the operations of the Company, including the repayment of certain outstanding indebtedness. The Company is subject to certain customary limitations including the ability to incur additional debt, make certain investments and acquisitions, and make certain restricted payments, including stock repurchases and dividends. The Credit Agreement includes usual and customary events of default, the occurrence of which could lead to an acceleration of the Company’s obligations thereunder.

Outstanding indebtedness under the Loan may be voluntarily prepaid at any time, in whole or in part, without premium or penalty. The indebtedness under the Loan is due July 8, 2025 and bears interest at an aggregate of 7.5% per annum, 2.5% of which shall be payable in cash and 5.0% shall be payable in-kind as additional principal. The Loan is secured by a security interest in the Company’s and certain of its subsidiaries’ assets and each such subsidiary has guaranteed the repayment of the Loan. At any time, the Lender has the right to convert the outstanding balance of the Loan into shares of common stock of the Company, at a conversion price per share equal to $0.20 (subject to customary adjustments).

In connection with the execution of the Credit Agreement, the Company and the Lender entered into a warrant agreement (the “Warrant Agreement”) pursuant to which the Company issued to the Lender a 10 year warrant (the “Warrant”) to purchase up to 12,500,000 shares of common stock of the Company at a purchase price of $0.30 per share. The Lender has agreed to cancel the previously issued warrant issued in connection with the Bridge Loan.

Pursuant to the terms of the Credit Agreement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Lender. The Registration Rights Agreement provides, among other things, that the Lender may require that the Company file a “resale” registration statement under the Securities Act of 1933, as amended, for the offer and sale of all of the common stock issued or to be issued to the Lender pursuant to the Loan and the Warrant.

The foregoing descriptions of the Credit Agreement, the Warrant Agreement, the Warrant and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the aforementioned documents, copies of which the Company will file as exhibits to its Quarterly Report on Form 10-Q for the period ended September 30, 2015.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the discussion in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the discussion in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

In issuing the securities described above, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder as the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2015	GRANDPARENTS.COM, INC.

	By:	/s/ Steve Leber
Steve Leber
Chairman & Chief Executive Officer

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